EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-118166 filed on August 12, 2004 and No. 333-131030 filed on January 13, 2006) of Southern Connecticut Bancorp, Inc. and Subsidiaries of our report dated March 27, 2009 relating to our audit of the consolidated financial statements, which appears on page F-2 of the Annual Report on Form 10-K of Southern Connecticut Bancorp, Inc. and Subsidiaries for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

New Haven, Connecticut
March 27, 2009